SCHEDULE II

INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-THE EARTHGRAINS CO

                    GABELLI FOUNDATION
                                 8/07/01           50,000-           40.2500
                    MJG ASSOCIATES, INC.
                                 8/07/01            4,000-           40.2500
                                 7/25/01            4,000            40.1500
                    GABELLI SECURITIES, INC.
                                 8/08/01            7,000            40.2200
                                 8/07/01           50,800-           40.2500
                                 8/03/01            1,000            40.2081
                    GABELLI INTERNATIONAL II LTD
                                 8/07/01           10,000-           40.2500
                    GABELLI INTERNATIONAL LTD
                                 8/07/01           20,000-           40.2500
                    GABELLI ASSET MANAGEMENT INC.
                                 8/07/01          121,600-           40.2500
                                 8/03/01           19,300            40.2054
                                 8/03/01           19,200-             *DO
                                 8/03/01            8,300            40.2000
                                 8/02/01           19,200            40.1955
                                 7/26/01           75,000            40.1300
                                 7/25/01           75,000-           40.1450
                                 7/09/01            6,000-           39.9504
                    GABELLI ASSOCIATES LTD
                                 8/08/01           44,700            40.2200
                                 8/07/01          428,500-           40.2500
                                 8/03/01           10,000            40.2081
                    GABELLI FUND, LDC
                                 8/07/01            2,000-           40.2500
                    GABELLI ASSOCIATES FUND
                                 8/08/01           40,000            40.2200
                                 8/07/01          375,900-           40.2500
                                 8/03/01            9,000            40.2081
                    GABELLI & CO.
                                 8/07/01           10,000-           40.2500
                    GABELLI & CO. PROFIT SHARING PLAN
                                 8/07/01           10,000-           40.2500
                     GABELLI FUNDS, LLC.
                         GABELLI EQUITY INCOME FUND
                                 8/07/01           30,000-           40.2500
                         GABELLI CAPITAL ASSET FUND
                                 8/07/01           50,000-           40.2500
                         GABELLI ABC FUND
                                 8/07/01          250,000-           40.2500


(1) THE TRANSACTIONS ON 8/04/01 AT $40.25 PER SHARE WERE IN
CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5 OF THIS
AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED
              ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.